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                                                                    EXHIBIT 8.01



                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]


                                 April 25, 1997




(212) 351-4000                                                     C 18591-00003


CSK Auto, Inc.
Kragen Auto Supply Co.
Schuck's Distribution Co.
645 E. Missouri Avenue
Phoenix, Arizona  85012

         Re:     CSK Auto, Inc.

Ladies and Gentlemen:


         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of CSK Auto, Inc., an Arizona corporation (the "Company"), Kragen Auto Supply Co., a California corporation, and Schuck's Distribution Co., a Washington corporation, to be filed in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed issuance of up to $125,000,000 aggregate principal amount of the Company's 11% Series A Senior Subordinated Notes Due 2006 in exchange for a like principal amount of the Company's outstanding 11% Senior Subordinated Notes Due 2006.


         We hereby confirm our opinions set forth in the Registration Statement under the caption "The Exchange Offer - Federal Income Tax Consequences." Furthermore, it is our opinion that the discussion under the caption "The Exchange Offer - Federal Income Tax Consequences," to the extent it discusses matters of law or legal conclusions, is correct in all material respects.
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CSK Auto, Inc.
Kragen Auto Supply Co.
Schuck's Distribution Co.
April 25, 1997
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the captions "Legal Matters" and The Exchange Offer - Federal Income Tax Consequences. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.




                                          Very truly yours,

                                          /s/ GIBSON, DUNN & CRUTCHER LLP

                                          GIBSON, DUNN & CRUTCHER LLP